Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to Registration Statement on Form S-3 of our report dated June 20, 1997, appearing on page 26 of StarBase Corporation's Annual Report on Form 10-KSB for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP


Price Waterhouse LLP
Costa Mesa, California
February 23, 1998


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